Exhibit 99.2

SL Green Realty Corp.

First Quarter

Supplemental Data

March 31, 2010

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not incorporated into this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may restate the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

Forward-looking Statement

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the Manhattan, Brooklyn, Queens, Westchester County, Connecticut, Long Island and New Jersey office markets, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate.

Forward-looking statements are not guarantees of future performance and actual results or developments may materially differ, and we caution you not to place undue reliance on such statements.  Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this report are subject to a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us.  These risks and uncertainties include the effect of the credit crisis on general economic, business and financial conditions, and on the New York Metro real estate market in particular; dependence upon certain geographic markets; risks of real estate acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; risks relating to structured finance investments; availability and creditworthiness of prospective tenants and borrowers; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; adverse changes in the real estate markets, including reduced demand for office space, increasing vacancy, and increasing availability of sublease space; availability of capital (debt and equity); unanticipated increases in financing and other costs, including a rise in interest rates; our ability to comply with financial covenants in our debt instruments; our ability to maintain our status as a REIT; risks of investing through joint venture structures, including the fulfillment by our partners of their financial obligations; the continuing threat of terrorist attacks, in particular in the New York Metro area and on our tenants; our ability to obtain adequate insurance coverage at a reasonable cost and the potential for losses in excess of our insurance coverage, including as a result of environmental contamination; and legislative, regulatory and/or safety requirements adversely affecting REITs and the real estate business, including costs of compliance with the Americans with Disabilities Act, the Fair Housing Act and other similar laws and regulations.

Other factors and risks to our business, many of which are beyond our control, are described in our filings with the Securities and Exchange Commission.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended March 31, 2010 that will be released on Form 10-Q to be filed on or before May 10, 2010.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	5
Financial Highlights	6-13
Balance Sheets	14-15
Statements of Operations	16
Funds From Operations	17
Statement of Stockholders’ Equity	18
Taxable Income	19
Joint Venture Statements	20-22

Selected Financial Data	23-25

Summary of Debt and Ground Lease Arrangements	26-29

Structured Finance	30-32

Property Data
Composition of Property Portfolio	33-35
Top Tenants	36
Tenant Diversification	37
Leasing Activity Summary	38-41
Lease Expiration Schedule	42-43

Summary of Acquisition/Disposition Activity	44-46
Supplemental Definitions	47
Corporate Information	48

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions and dispositions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments.  This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010 UNAUDITED

FINANCIAL RESULTS

New York, NY, April 26, 2010 - SL Green Realty Corp. (NYSE:  SLG) today reported funds from operations, or FFO, of $85.0 million, or $1.07 per share (diluted), for the quarter ended March 31, 2010, compared to $88.1 million, or $1.48 per share (diluted), for the same quarter in 2009.

Net income attributable to common stockholders totaled $15.1 million, or $0.19 per share (diluted) for the quarter ended March 31, 2010, compared to net income of $32.8 million, or $0.57 per share (diluted), for the same quarter in 2009.  The first quarter of 2009 included $0.27 per share (diluted) relating to gains on sale.

Funds available for distribution, or FAD, for the first quarter of 2010 was $0.67 per share (diluted) compared to $0.92 per share (diluted) in the prior year, a 27.2% decrease.

The Company’s dividend payout ratio for the first quarter of 2010 was 9.4% of FFO and 14.8% of FAD before first cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $258.6 million in the first quarter compared to $262.4 million in the prior year.  The $3.8 million decrease in revenue resulted primarily from the following items:

•                  $3.2 million increase from same-store properties,

•                  $3.5 million increase in preferred equity and investment income,

•                  $10.3 million decrease in other income, and

•                  $0.2 million decrease from properties that were non-same-store properties and other entities.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $143.5 million compared to $143.4 million in the prior year.  The following items drove the $0.1 million increase in EBITDA:

•                  $3.1 million increase from same-store properties,

•                  $1.4 million decrease from properties that were non same-store-properties,

•                  $3.5 million increase in preferred equity and investment income primarily due to the gain on sale of a structured finance investment in 2010.  The weighted-average structured finance investment balance for the quarter was $786.1 million compared to $689.0 million in the prior year first quarter.  The weighted-average yield for the quarter was 7.4% compared to 8.5% in the prior year,

•                  $2.3 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from Jericho Plaza ($0.6 million), 800 Third Avenue ($0.3 million), 100 Park Avenue ($0.9 million), 29 West 34th Street ($0.9 million), 1221 Avenue of the Americas ($0.7 million) and Gramercy ($3.5 million).  This was partially

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010 UNAUDITED

offset by reductions in contributions to equity in net income primarily from 521 Fifth Avenue ($0.8 million), 1515 Broadway ($0.4 million) and 1604 Broadway ($0.4 million),

•                  $56.0 million increase from lower loan loss reserves and other write-offs,

•                  $1.5 million decrease from higher MG&A expense, and

•                  $61.9 million decrease in non-real estate revenues, net of expenses, inclusive of net gains on early extinguishment of debt ($47.8 million).

SAME-STORE RESULTS

Consolidated Properties

Same-store first quarter 2010 GAAP NOI increased $3.1 million (2.5%) to $130.6 million compared to the prior year.  Operating margins before ground rent increased from 60.2% to 60.7%.

The $3.1 million increase in GAAP NOI was primarily due to:

•                  $3.1 million (1.6%) increase in rental revenue,

•                  $2.0 million (6.0%) decrease in escalation and reimbursement revenue due to lower operating expenses,

•                  $2.1 million (457.1%) increase in investment and other income primarily due to higher lease buy-out income,

•                  $0.6 million (1.1%) decrease in operating expenses, primarily driven by reductions in utilities, which were offset by increases in payroll costs, repairs and maintenance and insurance costs,

•                  $0.3 million (3.6%) decrease in ground rent expense, and

•                  $1.0 million (2.6%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties first quarter 2010 GAAP NOI increased $1.2 million (2.2%) to $54.2 million compared to the prior year.  Operating margins before ground rent increased from 68.0% to 68.5%.

The $1.2 million increase in GAAP NOI was primarily due to:

•                  $1.4 million (2.0%) decrease in rental revenue,

•                  $0.1 million (1.2%) decrease in escalation and reimbursement revenues,

•                  $2.9 million (1,017.9%) increase in other income primarily due to higher lease buy-out income,

•                  $0.1 million (0.5%) decrease in operating expenses primarily driven by reductions in utilities and repairs and maintenance, which was offset by increases in payroll costs, and

•                  $0.3 million (2.4%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

The Company’s structured finance investments totaled approximately $786.1 million at March 31, 2010 (excluding approximately $1.0 million of structured finance investments which were classified as held for sale at March 31, 2010), an increase of approximately $1.5 million from the balance at

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010 UNAUDITED

December 31, 2009.  The increase resulted from new investments exceeding positions sold, reserved or foreclosed.  This included the Company obtaining a senior position in an existing structured finance investment in exchange for a mezzanine loan on which the Company had previously taken a loan loss reserve.  The Company recognized a gain of approximately $2.5 million on the exchange.  During the first quarter, the Company also recorded approximately $6.0 million in additional reserves against its structured finance investments.  The structured finance investments currently have a weighted average maturity of 2.7 years and had a weighted average yield for the quarter ended March 31, 2010 of 8.5%, exclusive of loans totaling $88.4 million which are on non-accrual status.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at December 31, 2009 was 1,159,892 useable square feet net of holdover tenants.  During the quarter, 566,865 additional useable office, retail and storage square feet became available at an average escalated cash rent of $55.73 per rentable square foot.  The Company acquired 614,518 of available usable square feet in connection with the closing of the 100 Church Street transaction.  Space available to lease during the quarter totaled 2,341,275 useable square feet, or 9.7% of the total Manhattan portfolio.

During the first quarter, 47 Manhattan office leases, including early renewals, were signed totaling 501,321 rentable square feet.  New cash rents averaged $45.00 per rentable square foot.  Replacement rents were 5.1% lower than rents on previously occupied space, which had fully escalated cash rents averaging $47.39 per rentable square foot.  The average lease term was 9.1 years and average tenant concessions were 5.5 months of free rent with a tenant improvement allowance of $28.31 per rentable square foot.

Suburban vacancy at December 31, 2009 was 804,841 usable square feet net of holdover tenants.  During the quarter, 164,443 additional useable office and storage square feet became available at an average escalated cash rent of $28.92 per rentable square foot.  Space available to lease during the quarter totaled 969,284 useable square feet, or 14.2% of the total Suburban portfolio.

During the first quarter, 31 Suburban office leases, including early renewals, were signed totaling 214,931 rentable square feet.  New cash rents averaged $28.57 per rentable square foot.  Replacement rents were 10.9% lower than rents on previously occupied space, which had fully escalated cash rents averaging $32.06 per rentable square foot.  The average lease term was 7.0 years and average tenant concessions were 3.4 months of free rent with a tenant improvement allowance of $11.24 per rentable square foot.

The Company also signed a total of 17 retail and storage leases, including early renewals, for 60,141 rentable square feet.  The average lease term was 13.7 years and tenant concessions were 12.6 months of free rent with a tenant improvement allowance of $14.67 per rentable square foot.

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010 UNAUDITED

REAL ESTATE ACTIVITY

The Company became the sole owner of 100 Church Street, a 1.05 million-square-foot office tower located in downtown Manhattan, following the successful foreclosure of the senior mezzanine loan at the property in January 2010.  The Company’s initial investment totaled $40.9 million which was comprised of a 50% interest in the senior mezzanine loan and two other mezzanine loans at 100 Church Street, which it acquired from Gramercy Capital Corp. (NYSE: GKK), or Gramercy, in the summer of 2007. As part of a consensual arrangement reached with the then-current owners in August 2009, SL Green, on behalf of the mezzanine lender, obtained management and leasing control of the property.  At completion of the foreclosure, the Company funded an additional $15.0 million of capital into the project as part of its agreement with Wachovia Bank, N.A. to extend and restructure the existing financing.  The restructured $139.7 million mortgage carries an interest rate of 250 basis points over the 30-day LIBOR.  The mortgage matures in January 2013 and has a one-year extension option.  Gramercy declined to fund its share of this capital and instead entered into a transaction whereby it transferred its interests in the investment to SL Green at closing, subject to certain future contingent payments.

In April 2010, the Company entered into an agreement to acquire the 303,515 square foot property located at 600 Lexington Avenue in Manhattan for $193.0 million. This transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2010. In connection with the acquisition, SL Green will assume $49.85 million of in-place financing. The 5.74% interest-only loan matures in March 2014.

FINANCING/ CAPITAL ACTIVITY

In March 2010, Reckson, the Company and SL Green OP, as co-obligors, completed an offering (the “Offering”) of $250.0 million aggregate principal amount of 7.75% senior unsecured notes due March 15, 2020. The Company used the net proceeds from the Offering to fund the tender offer described below, which it announced simultaneously, for certain outstanding notes of Reckson and SL Green OP, with the remaining proceeds being used for general corporate purposes and/or working capital purposes.

Simultaneous with the Offering, the Company commenced a cash tender offer (the “Tender Offer”) to purchase up to $250.0 million aggregate principal amount of the 3.000% Exchangeable Senior Notes due 2027, 4.000% Exchangeable Senior Debentures due 2025, 5.150% Senior Unsecured Notes due 2011 and 5.875% Senior Unsecured Notes due 2014.

In April 2010, the Company completed the Tender Offer and purchased $13.0 million of the 3.000% Exchangeable Senior Notes due 2027, $13.2 million of the 4.000% Exchangeable Senior Debentures due 2025, $38.8 million of the 5.150% Senior Unsecured Notes due 2011 and $50.0 million of the 5.875% Senior Unsecured Notes due 2014.

The Company repurchased approximately $21.4 million of its 4.000% Exchangeable Senior Debentures since January 1,

FINANCIAL HIGHLIGHTS FIRST QUARTER 2010 UNAUDITED

2010, exclusive of the notes repurchased as part of the tender offer.

In February 2010, the Company, along with the City Investment Fund, its joint venture partner, extended the maturity date of the 16 Court Street mortgage and construction loans to October 2013. The loans have a one-year extension option. The floating rate loans will carry an interest rate of 250 basis points over the 30-day LIBOR.

In January 2010, the Company completed an underwritten public offering of 5,400,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock.  With the completion of this offering, the Company has 11,700,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock outstanding.  The shares of Series C preferred stock have a liquidation preference of $25.00 per share and are redeemable at par, plus accrued and unpaid dividends, at any time at the option of the Company. The shares were priced at $23.53 per share including accrued dividends equating to a yield of 8.101%.  The Company used the estimated net offering proceeds of $122.2 million for general corporate and/or working capital purposes, which may include investment opportunities, purchases of the indebtedness of its subsidiaries in the open market from time to time and the repayment of indebtedness at the applicable maturity or put date.

Dividends

In March 2010, the Company declared a dividend of $0.10 per share of common stock for the first quarter of 2010.  The dividend was payable April 16, 2010 to stockholders of record on the close of business on March 31, 2010.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $0.40 per common share.

In March 2010, the Company also declared a dividend on its Series C preferred stock for the period January 15, 2010 through and including April 14, 2010, of $0.4766 per share, payable April 15, 2010 to stockholders of record on the close of business on March 31, 2010.  The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9064 per share of Series C preferred stock.

In March 2010, the Company also declared a dividend on its Series D preferred stock for the period January 15, 2010 through and including April 14, 2010, of $0.4922 per share, payable April 15, 2010 to stockholders of record on the close of business on March 31, 2010. The dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.9688 per share of Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
March 31, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2010		12/31/2009	9/30/2009	6/30/2009	3/31/2009

Earnings Per Share
Net income (loss) available to common stockholders - diluted	$0.19		$(0.07)	$(0.03)	$0.18	$0.57
Funds from operations available to common stockholders - diluted	$1.07		$0.87	$0.98	$1.20	$1.48
Funds available for distribution to common stockholders - diluted	$0.67		$0.59	$0.76	$0.96	$0.92

Common Share Price & Dividends
At the end of the period	$57.27		$50.24	$43.85	$22.94	$10.80
High during period	$57.60		$52.74	$46.81	$26.70	$25.83
Low during period	$44.18		$37.72	$18.66	$10.68	$8.69
Common dividends per share	$0.100		$0.100	$0.100	$0.100	$0.375
FFO payout ratio	9.39%		11.49%	10.16%	8.35%	25.34%
FAD payout ratio	14.84%		16.96%	13.16%	10.46%	40.66%

Common Shares & Units
Common shares outstanding	77,924		77,514	76,841	76,820	57,259
Units outstanding	1,408		1,684	2,330	2,336	2,336
Total common shares and units outstanding	79,332		79,198	79,171	79,156	59,595

Weighted average common shares and units outstanding - basic	79,325		79,179	79,168	69,699	59,517
Weighted average common shares and units outstanding - diluted	79,760		79,454	79,274	69,742	59,555

Market Capitalization
Market value of common equity	$4,543,344		$3,978,908	$3,471,648	$1,815,839	$643,626
Liquidation value of preferred equity	392,500		257,500	257,500	257,500	257,500
Consolidated debt	4,776,401		4,892,688	4,915,667	4,962,631	5,226,215
Consolidated market capitalization	$9,712,245		$9,129,096	$8,644,815	$7,035,970	$6,127,341
SLG portion of JV debt	1,847,234		1,848,721	1,909,878	1,888,898	1,935,460
Combined market capitalization	$11,559,479		$10,977,817	$10,554,693	$8,924,868	$8,062,801

Consolidated debt to market capitalization	49.18%		53.59%	56.86%	70.53%	85.29%
Combined debt to market capitalization	57.30%		61.41%	64.67%	76.77%	88.82%
Debt to total assets - unsecured credit facility covenant	46.80%		48.00%	47.70%	42.20%	46.09%

Consolidated debt service coverage	2.64		2.78	2.90	3.27	3.41
Consolidated fixed charge coverage	2.14		2.29	2.39	2.70	2.85
Combined fixed charge coverage	1.85		2.01	2.09	2.34	2.49

Portfolio Statistics (Manhattan)
Consolidated office buildings	22		21	21	21	21
Unconsolidated office buildings	8		8	8	8	8
	30		29	29	29	29

Consolidated office buildings square footage	14,829,700		13,782,200	13,782,200	13,782,200	13,782,200
Unconsolidated office buildings square footage	9,429,000		9,429,000	9,429,000	9,429,000	9,429,000
	24,258,700		23,211,200	23,211,200	23,211,200	23,211,200

Quarter end occupancy - Manhattan portfolio	94.0	%(1)	95.0%	95.7%	96.2%	96.2%
Quarter end occupancy- same store - Manhattan consolidated	95.9%		96.0%	97.0%	97.0%	97.1%
Quarter end occupancy- same store - combined (consolidated + joint venture)	94.8%		95.8%	96.5%	96.2%	96.1%

(1) Excludes 100 Church Street, which the Company took ownership of by foreclosure in January 2010.

Supplemental Information	First Quarter 2010

SL Green Realty Corp.
Key Financial Data
March 31, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Selected Balance Sheet Data
Real estate assets before depreciation	$8,387,102	$8,257,100	$8,214,233	$8,226,378	$8,200,404
Investments in unconsolidated joint ventures	$1,053,754	$1,058,369	$971,111	$978,340	$976,572
Structured finance investments	$786,138	$784,620	$614,466	$534,518	$589,267

Total assets	$10,514,240	$10,487,577	$10,533,934	$10,595,050	$10,501,133

Fixed rate & hedged debt	$3,535,954	$3,316,081	$3,336,096	$3,337,388	$3,622,356
Variable rate debt	1,240,447	1,576,607	1,579,571	1,625,243	1,603,859
Total consolidated debt	$4,776,401	$4,892,688	$4,915,667	$4,962,631	$5,226,215

Total liabilities	$5,370,610	$5,489,830	$5,538,371	$5,585,591	$5,912,250

Fixed rate & hedged debt-including SLG portion of JV debt	$4,785,853	$4,565,980	$4,585,995	$4,582,716	$4,872,633
Variable rate debt - including SLG portion of JV debt	1,837,782	2,175,429	2,239,550	2,268,813	2,289,042
Total combined debt	$6,623,635	$6,741,409	$6,825,545	$6,851,529	$7,161,675

Selected Operating Data
Property operating revenues	$230,054	$222,755	$222,349	$223,307	$229,258
Property operating expenses	104,974	96,654	97,887	96,675	99,888
Property operating NOI	$125,080	$126,101	$124,462	$126,632	$129,370
NOI from discontinued operations	—	—	341	358	940
Total property operating NOI	$125,080	$126,101	$124,803	$126,990	$130,310

SLG share of property NOI from JVs	$55,021	$56,133	$55,183	$54,808	$53,190
SLG share of FFO from Gramercy Capital	$—	$—	$—	$—	$—
Structured finance income	$20,379	$16,911	$16,266	$15,533	$16,898
Other income	$8,200	$6,946	$10,988	$13,165	$16,281
Gain (Loss) on early extinguishment of debt	$(113)	$606	$8,368	$29,321	$47,712

Loan loss and other investment reserves	$6,000	$26,832	$16,100	$45,577	$62,000

Marketing general & administrative expenses	$19,456	$19,255	$18,869	$17,946	$17,922

Consolidated interest	$57,479	$54,195	$65,570	$57,012	$60,594
Combined interest	$79,017	$74,735	$85,532	$76,716	$80,134
Preferred dividend	$7,116	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	47	24	28	29	32
Total office square footage leased	501,321	423,850	251,888	328,780	296,840

Average rent psf - new leases	$45.00	$33.05	$47.31	$51.10	$52.71
Previously escalated rents psf	$47.39	$32.28	$44.98	$40.15	$42.53
Percentage of new rent over previously escalated rents	-5.1%	2.4%	5.2%	27.3%	23.9%
Tenant concession packages psf	$28.31	$14.36	$56.19	$53.68	$18.60
Free rent months	5.5	1.7	6.9	4.0	2.9

SL Green Realty Corp.
Key Financial Data
March 31, 2010
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009

Selected Operating Data (Suburban)
Property operating revenues	$27,453	$29,358	$28,482	$28,018	$28,521
Property operating expenses	13,083	13,393	12,865	12,598	13,738
Property operating NOI	$14,370	$15,965	$15,617	$15,420	$14,783
NOI from discontinued operations	—	—	341	358	956
Total property operating NOI	$14,370	$15,965	$15,958	$15,778	$15,739

SLG share of property NOI from JV	$5,096	$4,585	$4,291	$4,251	$4,164

Other income	$2,507	$354	$342	$657	$342

Consolidated interest	$1,126	$1,181	$1,371	$1,504	$1,921
Combined interest	$3,200	$3,167	$3,383	$3,480	$3,933

Portfolio Statistics (Suburban)
Consolidated office buildings	25	25	25	26	26
Unconsolidated office buildings	6	6	6	6	6
	31	31	31	32	32

Consolidated office buildings square footage	3,863,000	3,863,000	3,863,000	4,008,000	4,008,000
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	6,804,700	6,804,700	6,804,700	6,949,700	6,949,700

Quarter end occupancy - suburban portfolio	88.1%	88.7%	90.4%	90.3%	90.4%

Office Leasing Statistics (Suburban)
Total office leases signed	31	29	24	22	29
Total office square footage leased	214,931	345,992	155,960	160,975	123,110

Average rent psf - new leases	$28.57	$28.89	$29.46	$31.59	$30.89
Previously escalated rents psf	$32.06	$29.72	$31.23	$31.34	$31.36
Percentage of new rent over previously escalated rents	-10.9%	-2.8%	-5.7%	0.8%	-1.5%
Tenant concession packages psf	$11.24	$14.44	$18.40	$8.15	$19.82
Free rent months	3.4	7.8	3.9	3.1	2.3

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,411,560	$1,379,052	$1,378,843	$1,385,182	$1,385,101
Buildings & improvements fee interest	5,682,183	5,585,584	5,552,888	5,560,966	5,547,522
Buildings & improvements leasehold	1,281,151	1,280,256	1,270,294	1,268,022	1,255,573
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,387,102	$8,257,100	$8,214,233	$8,226,378	$8,200,404
Less accumulated depreciation	(790,171)	(738,422)	(685,062)	(635,415)	(586,029)
	$7,596,931	$7,518,678	$7,529,171	$7,590,963	$7,614,375

Other real estate investments:
Investment in and advances to unconsolidated joint ventures	1,053,754	1,058,369	971,111	978,340	976,572
Structured finance investments, net	786,138	784,620	614,466	534,518	589,267

Assets held for sale, net	992	992	992	76,657	106,543
Cash and cash equivalents	167,654	343,715	634,072	676,768	433,654
Restricted cash	170,318	94,495	91,355	87,154	97,401
Investment in marketable securities	78,048	58,785	53,053	13,561	12,072
Tenant and other receivables, net of $17,549 reserve at 3/31/10	22,980	22,483	27,884	31,666	33,459
Related party receivables	3,218	8,570	8,585	9,519	14,119
Deferred rents receivable, net of reserve for tenant credit loss of $25,481 at 3/31/10	176,601	166,981	160,819	156,685	152,126
Deferred costs, net	151,856	139,257	138,980	135,520	134,297
Other assets	305,750	290,632	303,446	303,699	337,248

Total Assets	$10,514,240	$10,487,577	$10,533,934	$10,595,050	$10,501,133

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Liabilities and Equity
Mortgage notes payable	$2,723,146	$2,595,552	$2,599,416	$2,570,085	$2,585,592
Unsecured notes	1,053,255	823,060	842,175	873,046	1,151,556
Revolving credit facility	900,000	1,374,076	1,374,076	1,419,500	1,389,067
Accrued interest and other liabilities	23,002	34,734	44,737	38,177	54,478
Accounts payable and accrued expenses	137,278	125,982	121,875	125,267	133,937
Deferred revenue	344,772	349,669	368,753	376,143	401,848
Capitalized lease obligations	16,930	16,883	16,837	16,791	16,747
Deferred land lease payable	18,076	18,013	17,922	17,831	17,740
Dividends and distributions payable	14,248	12,006	12,006	12,014	26,420
Security deposits	39,903	39,855	40,574	36,737	34,865
Liabilities related to assets held for sale	—	—	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total liabilities	$5,370,610	$5,489,830	$5,538,371	$5,585,591	$5,912,250

Noncontrolling interest in operating partnership (1,408 units outstanding) at 3/31/10	80,642	84,618	102,174	89,035	89,600

Equity
SL Green Realty Corp. Stockholders’ Equity:
7.625% Series C Perpetual Preferred Shares	274,149	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value, 160,000 shares authorized, 81,285 issued and outstanding at 3/31/10	813	809	802	802	606
Additional paid–in capital	3,542,197	3,525,901	3,489,037	3,481,518	3,087,123
Treasury stock (3,360 shares) at 3/31/10	(302,705)	(302,705)	(302,705)	(302,705)	(302,705)
Accumulated other comprehensive loss	(21,902)	(33,538)	(42,497)	(32,285)	(53,089)
Retained earnings	949,083	949,669	973,554	996,051	989,476
Total SL Green Realty Corp. stockholders’ equity	4,537,956	4,388,438	4,366,493	4,391,683	3,969,713

Noncontrolling interest in other partnerships	525,032	524,691	526,896	528,741	529,570

Total equity	$5,062,988	$4,913,129	$4,893,389	$4,920,424	$4,499,283

Total liabilities and equity	$10,514,240	$10,487,577	$10,533,934	$10,595,050	$10,501,133

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Three Months Ended
	March 31,	March 31,	December 31,	September 30,
	2010	2009	2009	2009
Revenues
Rental revenue, net	$198,586	$195,629	193,235	$192,433
Escalation and reimbursement revenues	31,468	33,629	29,520	29,916
Investment income	20,379	16,898	16,911	16,266
Other income	8,200	16,281	6,946	10,988
Total Revenues, net	258,633	262,437	246,612	249,603

Equity in net income from unconsolidated joint ventures	15,376	13,073	16,392	16,585
Gain (loss) on early extinguishment of debt	(113)	47,712	606	8,368

Operating expenses	58,766	55,092	55,136	55,217
Ground rent	7,821	8,046	7,822	7,912
Real estate taxes	38,387	36,750	33,696	34,758
Loan loss and other investment reserves	6,000	62,000	26,832	16,100
Marketing, general and administrative	19,456	17,922	19,255	18,869
Total Operating Expenses	130,430	179,810	142,741	132,856

EBITDA	143,466	143,412	120,869	141,700

Interest expense, net of interest income	57,479	59,997	54,195	65,366
Amortization of deferred financing costs	2,516	1,436	1,966	3,069
Depreciation and amortization	57,052	54,465	60,238	56,955
Loss (gain) on equity investment in marketable securities	285	807	(232)	(52)

Income (Loss) from Continuing Operations	26,134	26,707	4,702	16,362

Income (loss) from discontinued operations	—	(286)	—	60
Gain (loss) on sale of discontinued operations	—	6,572	(1,741)	(11,672)
Equity in net gain (loss) on sale of joint venture property / real estate	—	9,541	—	(157)
Net Income	26,134	42,534	2,961	4,593

Net income attributable to noncontrolling interests	(3,939)	(4,797)	(3,115)	(2,144)

Net Income (Loss) Attributable to SL Green Realty Corp	22,195	37,737	(154)	2,449

Dividends on perpetual preferred shares	7,116	4,969	4,969	4,969

Net Income (Loss) Attributable to Common Stockholders	$15,079	$32,768	$(5,123)	$(2,520)

Earnings per Share
Net income (loss) per share (basic)	$0.19	$0.57	$(0.07)	$(0.03)
Net income (loss) per share (diluted)	$0.19	$0.57	$(0.07)	$(0.03)

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2010	2009	2009	2009
Funds from operations
Net Income (Loss) Attributable to Common Stockholders		$15,079	$32,768	$(5,123)	$(2,520)

Add:	Depreciation and amortization	57,052	54,465	60,238	56,955
	Discontinued operations depreciation adjustments	—	333	—	77
	Joint ventures depreciation and noncontrolling interests adjustments	8,770	11,265	9,577	9,800
	Net income attributable to noncontrolling interests	3,939	4,797	3,115	2,144
	Loss (gain) on equity investment in marketable securities	285	807	(232)	(52)
Less:	Gain (loss) on sale of discontinued operations	—	6,572	(1,741)	(11,672)
	Equity in net gain (loss) on sale of joint venture property / real estate	—	9,541	—	(157)
	Non-real estate depreciation and amortization	172	204	187	176
	Funds From Operations	$84,953	$88,118	$69,129	$78,057

	Funds From Operations - Basic per Share	1.07	$1.48	$0.87	$0.99

	Funds From Operations - Diluted per Share	1.07	$1.48	$0.87	$0.98

Funds Available for Distribution
FFO		$84,953	$88,118	$69,129	$78,057

Add:	Non real estate depreciation and amortization	172	204	187	176
	Amortization of deferred financing costs	2,516	1,436	1,966	3,069
	Non-cash deferred compensation	3,028	7,593	8,001	7,239
Less:	FAD adjustment for Joint Ventures	10,881	26,204	6,351	8,986
	FAD adjustment for discontinued operations	—	52	—	9
	Straight-line rental income and other non cash adjustments	17,267	12,202	14,447	10,573
	Second cycle tenant improvements	2,811	937	5,683	2,502
	Second cycle leasing commissions	4,343	2,422	2,304	2,840
	Revenue enhancing recurring CAPEX	34	185	234	192
	Non-revenue enhancing recurring CAPEX	1,569	424	3,428	3,223

Funds Available for Distribution		$53,764	$54,925	$46,836	$60,216
	Diluted per Share	$0.67	$0.92	$0.59	$0.76

First Cycle Leasing Costs
	Tenant improvements	617	5,394	19,169	9,288
	Leasing commissions	1,186	322	1,162	832

Funds Available for Distribution after First Cycle Leasing Costs		$51,961	$49,209	$26,505	$50,096

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.65	$0.83	$0.33	$0.63

Redevelopment Costs		2,925	$8,583	$7,294	5,620

Payout Ratio of Funds From Operations		9.39%	25.34%	11.49%	10.16%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		14.84%	40.66%	16.96%	13.16%

CONDENSED CONSOLIDATED STATEMENT OF EQUITY Unaudited ($000’s omitted)

								Accumulated
	Series C	Series D						Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Noncontrolling	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Interests	Income	TOTAL

Balance at December 31, 2009	$151,981	$96,321	$809	$3,525,901	$(302,705)	$949,669	$524,691	$(33,538)	$4,913,129

Net Income attributable to SL Green						22,195	3,648		25,843
Preferred Dividend						(7,116)			(7,116)
Cash distributions declared ($0.10 per common share)						(8,132)			(8,132)
Cash distributions to noncontrolling interests							(3,307)		(3,307)
Comprehensive Income - Unrealized loss on derivative instruments								(4,629)	(4,629)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JVs								(1,397)	(1,397)
Comprehensive Income - Unrealized loss on investments								17,662	17,662
Net proceeds from preferred stock offering	122,168								122,168
Net proceeds from exercise of stock options			—	919					919
Redemption of units and dividend reinvestment proceeds			3	12,033					12,036
Reallocation of noncontrolling interests in the operating partnership						(7,533)			(7,533)
Deferred compensation plan			1	316					317
Amortization of deferred compensation				3,028					3,028
Balance at March 31, 2010	$274,149	$96,321	$813	$3,542,197	$(302,705)	$949,083	$525,032	$(21,902)	$5,062,988

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2009	77,514,292	1,684,283		79,198,575	—	79,198,575

YTD share activity	409,944	(276,179)		133,765		133,765
Share Count at March 31, 2010 - Basic	77,924,236	1,408,104	—	79,332,340	—	79,332,340

Weighting Factor	(100,953)	93,956	435,056	428,059		428,059
Weighted Average Share Count at March 31, 2010 - Diluted	77,823,283	1,502,060	435,056	79,760,399	—	79,760,399

TAXABLE INCOME Unaudited ($000’s omitted)

	Three Months Ended
	March 31,	March 31,
	2010	2009

Net Income Attributable to Common Stockholders	$15,079	$32,768
Book/Tax Depreciation Adjustment	(6,111)	19,050
Book/Tax Gain Recognition Adjustment	—	(11,594)
Book/Tax JV Net Equity Adjustment	(569)	(6,205)
Other Operating Adjustments	(602)	16,411
C-corp Earnings	19	(7,530)
Taxable Income (Projected)	$7,816	$42,900

Deemed dividend per share	$0.10	$0.75
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	77,924	57,259

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36th Street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of interests in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	March 31, 2010		March 31, 2009
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,528,659	$732,605	$1,526,377	$727,289
Buildings & improvements fee interest	4,815,599	2,038,126	4,863,974	2,040,769
Buildings & improvements leasehold	264,670	131,094	262,036	129,774
	6,608,928	2,901,825	6,652,387	2,897,832
Less accumulated depreciation	(533,445)	(236,203)	(407,482)	(182,353)

Net real estate	$6,075,483	$2,665,622	$6,244,905	$2,715,479

Cash and cash equivalents	116,887	51,790	91,837	37,923
Restricted cash	39,064	15,399	38,021	19,628
Tenant receivables, net of $3,596 reserve at 3/31/10	14,817	5,642	10,239	3,969
Deferred rents receivable, net of reserve for tenant credit loss of $3,617 at 3/31/10	198,058	98,558	153,210	76,054
Deferred costs, net	133,803	57,548	125,334	50,649
Other assets	163,509	60,984	136,797	48,741

Total assets	$6,741,621	$2,955,543	$6,800,343	$2,952,443

Mortgage loans payable	$4,173,320	$1,847,234	$4,365,395	$1,935,460
Derivative instruments-fair value	37,183	18,814	46,017	23,264
Accrued interest payable	11,753	5,114	11,018	4,879
Accounts payable and accrued expenses	79,951	33,684	80,789	34,783
Deferred revenue	131,932	45,613	151,741	52,167
Security deposits	7,097	3,461	8,233	3,789
Contributed Capital (1)	2,300,385	1,001,623	2,137,150	898,101

Total liabilities and equity	$6,741,621	$2,955,543	$6,800,343	$2,952,443

As of March 31, 2010 the Company had nineteen unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway (increased from 55% in December 2005), a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 50% interest in 21-25 West 34th Street, a 42.95% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 50% interest in The Meadows (increased from 25% in October 2009), a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway (decreased from 50% in August 2008) and a 32.75% interest in 717 Fifth Avenue. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the Company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following five joint ventures: a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in each of 919 Third Avenue, 680 Washington Avenue and 750 Washington Avenue.

(1)   Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in an unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

			Three Months Ended
	Three Months Ended March 31, 2010		December 31, 2009	Three Months Ended March 31, 2009
		SLG	SLG		SLG
	Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental revenue, net	$146,490	$66,740	$66,681	$151,087	$67,437
Escalation and reimbursement revenues	19,910	9,810	9,537	20,838	9,849
Other income	7,740	3,662	2,684	944	509
Total Revenues, net	$174,140	$80,212	$78,902	$172,869	$77,795

Expenses
Operating expenses	$29,142	$14,261	$13,054	$31,804	$14,048
Ground rent	1,025	171	171	1,025	171
Real estate taxes	22,306	10,759	9,544	21,992	10,386
Total Operating Expenses	$52,473	$25,191	$22,769	$54,821	$24,605

GAAP NOI	$121,667	$55,021	$56,133	$118,048	$53,190
Cash NOI	$109,650	$49,646	$50,551	$91,787	$38,164

Interest expense, net of interest income	$49,690	$21,538	$20,540	46,763	19,540
Amortization of deferred financing costs	4,267	1,757	2,258	4,605	1,387
Depreciation and amortization	37,747	16,350	16,936	39,828	16,238

Net Income	$29,963	$15,376	$16,399	$26,852	$16,025

Plus: Real estate depreciation	37,715	16,343	16,930	39,796	16,231
Funds From Operations	$67,678	$31,719	$33,329	$66,648	$32,256

FAD Adjustments:
Plus: Non real estate depreciation and amortization	$4,299	$1,764	$2,264	$4,637	$1,394
Less: Straight-line rental income and other non-cash adjustments	(11,633)	(5,259)	(5,274)	(25,897)	(14,918)
Less: Second cycle tenant improvement	(5,386)	(3,013)	(2,061)	(16,394)	(6,785)
Less: Second cycle leasing commissions	(6,602)	(3,921)	(135)	(9,029)	(5,391)
Less: Recurring CAPEX	(1,052)	(452)	(1,145)	(1,137)	(504)
FAD Adjustment	$(20,374)	$(10,881)	$(6,351)	$(47,820)	$(26,204)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	3/31/2010		12/31/2009		9/30/2009	6/30/2009	3/31/2009
Market Capitalization
Common Equity:
Common Shares Outstanding	77,924		77,514		76,841	76,820	57,259
OP Units Outstanding	1,408		1,684		2,330	2,336	2,336
Total Common Equity (Shares and Units)	79,332		79,198		79,171	79,156	59,595
Common Share Price (End of Period)	$57.27		$50.24		$43.85	$22.94	$10.80
Equity Market Value	$4,543,344		$3,978,908		$3,471,648	$1,815,839	$643,626
Preferred Equity at Liquidation Value:	392,500		257,500		257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	$2,723,146		$2,595,552		$2,599,416	$2,570,085	$2,585,592
Outstanding Balance on Unsecured Credit Line	900,000		1,374,076		1,374,076	1,419,500	1,389,067
Junior Subordinated Deferrable Interest Debentures	100,000		100,000		100,000	100,000	100,000
Unsecured Notes	798,344		548,334		548,326	548,317	563,456
Convertible Bonds	254,911		274,726		293,849	324,729	588,100
Liability Held for Sale	—		—		—	—	—
Total Consolidated Debt	4,776,401		4,892,688		4,915,667	4,962,631	5,226,215
Company’s Portion of Joint Venture Debt	1,847,234		1,848,721		1,909,878	1,888,898	1,935,460
Total Combined Debt	6,623,635		6,741,409		6,825,545	6,851,529	7,161,675

Total Market Cap (Debt & Equity)	$11,559,479		$10,977,817		$10,554,693	$8,924,868	$8,062,801

Availability under Lines of Credit
Senior Unsecured Line of Credit	$525,826	(A)	$50,801	(A)	$49,810	$58,903	$56,490

(A) As reduced by $26,174 outstanding letters of credit.

Combined Capitalized Interest	$—	$—	$19	$127	$136

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	49.18%	53.59%	56.86%	70.53%	85.29%
Debt to Gross Real Estate Book Ratio	57.03%	59.34%	59.93%	60.42%	63.83%
Secured Real Estate Debt to Secured Assets Gross Book	59.28%	58.06%	58.34%	57.32%	57.85%
Unsecured Debt to Unencumbered Assets-Gross Book Value	55.17%	61.82%	62.80%	65.14%	72.10%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	57.30%	61.41%	64.67%	76.77%	88.82%
Debt to Gross Real Estate Book Ratio	58.74%	60.51%	61.72%	61.95%	64.60%
Secured Real Estate Debt to Secured Assets Gross Book	60.98%	60.33%	61.66%	60.84%	61.37%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Three Months Ended
		March 31,	March 31,	December 31,	September 30,
		2010	2009	2009	2009
	Property NOI

	Property operating NOI	$125,080	$129,370	$126,101	$124,462
	NOI from discontinued operations	—	940	—	341
	Total property operating NOI - consolidated	125,080	130,310	126,101	124,803
	SLG share of property NOI from JVs	55,021	53,190	56,133	55,183
	GAAP NOI	$180,101	$183,500	$182,234	$179,986

Less:	Free rent (Net of Amortization)	3,314	8,922	1,091	514
	Net FAS 141 adjustment	6,469	6,083	7,890	7,523
	Straightline revenue adjustment	13,047	12,735	11,227	11,568

Plus:	Allowance for S/L tenant credit loss	1,424	2,112	1,139	1,872
	Ground lease straight-line adjustment	64	91	91	91
	Cash NOI	$158,759	$157,963	$163,256	$162,344

	Components of Debt Service and Fixed Charges

	Interest expense	57,479	60,594	54,195	65,570
	Fixed amortization principal payments	7,139	7,145	7,151	6,682
	Total Consolidated Debt Service	64,618	67,739	61,346	72,252

	Payments under ground lease arrangements	7,885	8,137	7,913	8,003
	Dividend on perpetual preferred shares	7,116	4,969	4,969	4,969
	Total Consolidated Fixed Charges	79,619	80,845	74,228	85,224

	Adjusted EBITDA - Consolidated	167,606	229,964	167,122	175,402
	Adjusted EBITDA - Combined	189,144	249,504	187,662	195,364
	Interest Coverage Ratio	2.97	3.81	3.16	3.27
	Debt Service Coverage Ratio	2.64	3.41	2.78	2.90
	Fixed Charge Coverage Ratio	2.14	2.85	2.29	2.39

SELECTED FINANCIAL DATA 2009 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2010	2009	%	2009	2009
Revenues
	Rental revenue, net	$193,427	$190,379	1.6%	$191,846	$190,838
	Escalation & reimbursement revenues	30,908	32,878	-6.0%	29,356	29,538
	Other income	2,816	663	324.7%	1,053	6,837
	Total Revenues	227,151	223,920	1.4%	222,255	227,213
Expenses
	Operating expense	51,273	51,838	-1.1%	50,353	51,096
	Ground rent	7,988	8,284	-3.6%	8,060	8,150
	Real estate taxes	37,124	36,173	2.6%	33,123	34,263
		96,385	96,295	0.1%	91,536	93,509

	EBITDA	130,766	127,625	2.5%	130,719	133,704

	Interest expense & amortization of financing costs	37,100	36,413	1.9%	37,458	48,576
	Depreciation & amortization	53,269	51,906	2.6%	57,503	54,245

	Income before noncontrolling interest	40,397	39,306	2.8%	35,758	30,883
Plus:	Real estate depreciation & amortization	53,252	51,891	2.6%	57,494	54,236

	FFO	93,649	91,197	2.7%	93,252	85,119

Less:	Non–building revenue	192	192	0.0%	486	190

Plus:	Interest expense & amortization of financing costs	37,100	36,413	1.9%	37,458	48,576
	Non-real estate depreciation	17	15	13.3%	9	9
GAAP NOI		130,574	127,433	2.5%	130,233	133,514

Cash Adjustments
Less:	Free rent (net of amortization)	3,520	557	532.0%	1,317	57
	Straightline revenue adjustment	7,130	6,621	7.7%	6,069	5,909
	Rental income - FAS 141	6,681	5,374	24.3%	7,507	6,031
	Ground lease straight-line adjustment	331	304	8.9%	304	304
Plus:	Allowance for S/L tenant credit loss	1,214	1,870	-35.1%	1,131	1,061
Cash NOI		$114,126	$116,447	-2.0%	$116,167	$122,274

Operating Margins
	GAAP NOI to Real Estate Revenue, net	57.23%	56.49%		58.43%	58.54%
	Cash NOI to Real Estate Revenue, net	50.02%	51.62%		52.12%	53.61%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	60.73%	60.16%		62.04%	62.11%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.37%	55.15%		55.60%	57.05%

SELECTED FINANCIAL DATA 2009 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Three Months Ended
		March 31,	March 31,		December 31,	September 30,
		2010	2009	%	2009	2009
Revenues
	Rental revenue, net	$66,740	$68,113	-2.0%	$66,681	$67,186
	Escalation & reimbursement revenues	9,810	9,927	-1.2%	9,619	9,885
	Other income	2,901	406	614.5%	2,684	2,531
	Total Revenues	79,451	78,446	1.3%	78,984	79,602
Expenses
	Operating expense	14,252	14,329	-0.5%	13,054	13,811
	Ground rent	171	171	0.0%	171	171
	Real estate taxes	10,759	10,508	2.4%	9,544	10,068
		25,182	25,008	0.7%	22,769	24,050

	EBITDA	54,269	53,438	1.6%	56,215	55,552

	Interest expense & amortization of financing costs	23,298	21,175	10.0%	22,810	22,403
	Depreciation & amortization	16,350	16,557	-1.3%	16,923	16,542

	Income before noncontrolling interest	14,621	15,706	-6.9%	16,482	16,607
Plus:	Real estate depreciation & amortization	16,343	16,537	-1.2%	16,916	16,522

	FFO	30,964	32,243	-4.0%	33,398	33,129

Less:	Non–building revenue	23	378	-93.9%	241	101

Plus:	Interest expense & amortization of financing costs	23,298	21,175	10.0%	22,810	22,403
	Non-real estate depreciation	7	20	-65.0%	7	20
GAAP NOI		54,246	53,060	2.2%	55,974	55,451

Cash Adjustments
Less:	Free rent (net of amortization)	(206)	8,365	-102.5%	(226)	457
	Straightline revenue adjustment	5,647	6,244	-9.6%	5,292	5,684
	Rental income - FAS 141	106	765	-86.1%	497	1,551
Plus:	Ground lease straight-line adjustment	2	242	-99.2%	8	811
	Allowance for S/L tenant credit loss	170	11	1445.5%	2	2
Cash NOI		$48,871	$37,939	28.8%	$50,421	$48,572

Operating Margins
	GAAP NOI to Real Estate Revenue, net	68.29%	67.76%		71.08%	69.04%
	Cash NOI to Real Estate Revenue, net	61.53%	48.45%		64.03%	60.48%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	68.51%	67.97%		71.29%	69.26%
	Cash NOI before Ground Rent/Real Estate Revenue, net	61.53%	48.65%		64.24%	60.69%

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	3/31/2010	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17		25,000	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	422	Jan-16		22,376	—	Open
673 First Avenue	31,399	5.67%	827	Feb-13		28,984	—	Open
625 Madison Avenue	134,409	7.22%	2,908	Nov-15		109,537	—	Open
609 Fifth Avenue	97,578	5.85%	1,450	Oct-13		92,062	—	Open
420 Lexington Avenue	150,332	7.52%	1,298	Sep-16		138,916	—	Sep-12
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Open
220 E 42nd Street	197,826	5.25%	4,113	Nov-13		182,342	—	Open
919 Third Avenue	223,343	6.87%	4,225	Aug-11		216,656	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Open
1 Madison Avenue - South Building	648,891	5.91%	11,841	May-20		404,531	—	Open
	2,285,278	6.02%	27,084			1,971,904

Secured fixed rate debt - Other
609 Partners, LLC	37,421	5.00%	—	Jul-14		37,421	—	Open
	37,421	5.00%	—			37,421
Unsecured fixed rate debt
Senior unsecured line of credit	60,000	5.26%	—	Jun-12		60,000	Jun-12	Open
Junior subordinated deferrable interest debentures	100,000	5.61%	—	Jul-15		100,000	—	—
Unsecured note	123,607	5.15%	—	Jan-11		123,607	—	Open
Unsecured note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured note	274,737	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	94,084	4.00%	—	Jun-25	(1)	94,576	—	Jun-10
Convertible note (net)	160,827	3.00%	—	Mar-27	(2)	168,673	—	Apr-12
	1,213,255	5.64%	—			1,221,856

Total Fixed Rate Debt/Wtd Avg	3,535,954	5.88%	27,084			3,231,181

Floating rate debt
Secured floating rate debt
100 Church Street (Libor + 250 bps)	139,672	5.00%	—	Jan-13		139,672	—	Open
180-182 Broadway (Libor + 225 bps)	22,534	2.48%	—	Feb-11		22,534	—	Open
28 W 44th St (Libor + 201 bps)	123,122	2.25%	1,473	Aug-13		116,922	—	Open
1 Landmark Square (Libor + 185 bps)	115,119	2.08%	—	Feb-12		115,119	Feb-12	Open

	400,447	3.17%	1,473			254,575

Unsecured floating rate debt
Senior unsecured line of credit (Libor + 90 bps)	840,000	1.05%	—	Jun-12		840,000	Jun-12	Open
	840,000	1.05%	—			840,000

Total Floating Rate Debt/Wtd Avg	1,240,447	1.74%	1,473			1,094,575

Total Debt/Wtd Avg - Consolidated	4,776,401	4.80%	28,557			4,325,756

Total Debt/Wtd Avg - Joint Venture	1,847,234	4.68%

Weighted Average Balance & Interest Rate with SLG JV Debt	6,820,904	4.77%

(1) Notes can be put to the Company, at the option of the holder, on June 15, 2010.

(2) Notes can be put to the Company, at the option of the holder, on March 30, 2012.

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2010			As-Of
	Principal Outstanding - 3/31/10			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

800 Third Avenue	20,910	8,981	6.00%	—	Aug-17	8,981	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	355	Apr-12	11,723	—	Open
1221 Avenue of the Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.76%	—	Dec-16	50,000	—	Open
100 Park Avenue (1)	200,000	99,800	6.64%	—	Sep-14	81,318	—	Sep-11
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Open
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Open
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Open
388/390 Greenwich Street	1,106,757	559,997	5.19%	—	Dec-17	559,997	—	Open
Total Fixed Rate Debt/Wtd Avg	2,797,317	1,249,899	5.52%	355		1,230,990

388/390 Greenwich Street (Libor + 115 bps)	31,622	16,000	1.38%	—	Dec-17	16,000	—	Open
379 West Broadway (Libor + 165 bps)	20,991	9,446	1.88%	—	Jul-11	9,446	—	Open
1551/1555 Broadway (Libor + 400 bps)	132,350	13,235	4.25%	5,000	Oct-11	12,360	—	Open
29 West 34th Street (Libor + 165 bps)	54,700	27,350	1.88%	425	May-11	27,132	—	Open
Meadows (Libor + 135 bps)	87,033	43,516	1.39%	201	Sep-12	43,034	—	Open
16 Court Street (Libor + 250 bps)	87,293	30,553	2.30%	—	Oct-13	30,553	—	Open
1221 Avenue of the Americas (Libor + 75 bps)	105,000	47,250	1.00%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100 bps)	140,000	70,140	1.23%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	5.25%	—	Sep-11	80,238	—	Open
1515 Broadway (Libor + 250 bps)	472,014	259,607	3.50%	6,657	Dec-14	231,619	—	Open
Total Floating Rate Debt/Wtd Avg	1,376,003	597,335	2.92%	5,626		567,771

Total Joint Venture Debt/Wtd Avg	4,173,320	1,847,234	4.68%	5,981		1,798,761

(1) Does not include pending future funding of $15M.

Covenants

Senior Unsecured Line of Credit Covenants
	Actual	Required
Total Debt / Total Assets	46.8%	Less than 60%
Secured Debt / Total Assets	26.1%	Less than 50%
Line Fixed Charge Coverage	2.28	Greater than 1.50
Unsecured Debt / Unencumbered Assets	43.8%	Less than 60%
Unencumbered Interest Coverage	3.66	Greater than 1.75
Maximum FFO Payout	15.1%	Less than 95%

DEBT SUMMARY SCHEDULE - Reckson Unaudited ($000’s omitted)

Consolidated

	Principal		2010 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	3/31/2010	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
919 Third Avenue	223,343	6.87%	4,225	Aug-11		216,656	—	Open
	223,343	6.87%	4,225			216,656

Unsecured fixed rate debt
Unsecured note	123,607	5.15%	—	Jan-11		123,607	—	Open
Unsecured note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured note	274,737	6.00%	—	Mar-16		275,000	—	Open
Unsecured note	250,000	7.75%	—	Mar-20		250,000	—	Open
Convertible note	94,084	4.00%	—	Jun-25	(1)	94,576	—	Jun-10
	892,428	6.14%	—			893,183

Total Debt/Wtd Avg - Consolidated	1,115,771	6.29%	4,225			1,109,839

Joint Venture

	Principal Outstanding - 3/31/10			2010 Principal	Maturity	Due at	As-Of Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt
One Court Square	315,000	94,500	4.91%	—	Sep-15	94,500	—	Open
Total Debt/Wtd Avg - Joint Venture	315,000	94,500	4.91%	—		94,500

Total Debt/Wtd Avg - Consolidated + Joint Venture		1,210,271	6.18%	4,225		1,204,339

(1) Notes can be put to the Company, at the option of the holder, on June 15, 2010.

Covenants

Reckson Unsecured Notes Covenants
	Actual	Required
Total Debt / Total Assets	27.0%	Less than 60%
Secured Debt / Total Assets	5.0%	Less than 40%
Debt Service Coverage	3.60	Greater than 1.5
Unencumbered Assets / Unsecured Debt	317.0%	Greater than 150%

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated ($000’s omitted)

	2010 Scheduled	2011 Scheduled	2012 Scheduled	2013 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	$3,010	$3,010	$3,010	$3,010	$17,853	2037
420 Lexington Avenue (2)	10,933	10,933	10,933	10,933	—	2029	(3)
711 Third Avenue (2) (4)	1,550	750	—	—	223	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,527	6,909	6,909	6,909	—	2043
1055 Washing Blvd, Stamford (2)	615	615	615	615	—	2090

Total	$31,348	$28,930	$28,180	$28,180	$18,076

Capitalized Lease
673 First Avenue	$1,451	$1,555	$1,555	$1,555	$16,930	2037

(1) Per the balance sheet at March 31, 2010.

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Weighted Average	Weighted Average	Current	LIBOR
	Outstanding	Assets During Quarter	Yield During Quarter	Yield	Rate (3)

12/31/2008	$747,883	$755,516	10.34%	10.14%	0.44%

Originations/Accretion (1)	$6,151
Preferred Equity	$910
Redemptions/Sales/Amortization/Reserves	$(63,561)
3/31/2009	$691,383	$688,985	8.48%	8.74%	0.50%

Originations/Accretion (1)	$29,468
Preferred Equity	$0
Redemptions/Sales/Amortization/Reserves	$(112,541)
6/30/2009 (2)	$608,310	$665,578	8.31%	8.28%	0.31%

Originations/Accretion (1)	$21,332
Preferred Equity	$3,175
Redemptions/Sales/Amortization/Reserves	$(17,359)
9/30/2009 (2)	$615,458	$610,044	9.31%	8.92%	0.25%

Originations/Accretion (1)	$192,351
Preferred Equity	$866
Redemptions/Sales/Amortization/Reserves	$(23,063)
12/31/2009 (2)	$785,612	$648,018	8.80%	7.84%	0.23%

Originations/Accretion (1)	$83,824
Preferred Equity	$857
Redemptions/Sales/Amortization/Reserves	$(83,162)
3/31/2010 (2)	$787,131	$786,075	7.40%	8.08%	0.25%

(1) Accretion includes original issue discounts and compounding investment income.

(2) Includes approximately $1 million of structured finance investments which are classified as held for sale.

(3) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

			Weighted Average		Weighted Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure PSF		Yield During Quarter	Yield

New York City

Senior Mortgage Debt	$201,294	$—	$476		4.82%	4.96%

Junior Mortgage Participation	$122,441	$885,050	$1,631	(3)	11.90%	12.45%

Mezzanine Debt	$343,832	$6,181,036	$2,500	(3)	8.10%	8.54%

Preferred Equity	$42,648	$209,168	$109		11.95%	12.35%

Other

Senior Mortgage Debt	$37,321	$—	$96		5.23%	5.33%

Mezzanine Debt	$14,123	$2,221,640	$87		5.99%	6.10%

Preferred Equity	$25,472	$988,128	$233		3.90%	3.65%

Balance as of 3/31/10	$787,131	$10,485,022	$1,482	(3)	7.40%	8.08%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 2.67 years.

(3) Excluding the mezzanine loan and junior mortgage participation on the retail portion of a New York City property, the weighted average exposure for New York City Junior Mortgage Debt, Mezzanine Debt and the total structured finance portfolio are $387 psf, $930 psf and $566 psf, respectively.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

				Senior		Current
Investment Type	Book Value (1)	Location	Collateral Type	Financing	Last $ PSF	Yield

Mortgage and Mezzanine	$185,160	New York City	Office	$—	$603	4.31	%(2)
Mortgage and Mezzanine	146,164	New York City	Retail	285,000	$5,950	15.75%
Mezzanine Loan	84,636	New York City	Office	1,139,000	$1,111	0.00%
Mortgage and Mezzanine	58,593	New York City	Office	205,000	$382	3.48%
Mortgage and Mezzanine	47,677	Various	Office	2,221,640	$87	5.76%
Preferred Equity	42,648	New York City	Office	209,168	$109	12.35%
Mezzanine Loan	39,313	New York City	Office/Retail	165,000	$1,714	9.89%
Mortgage Loan	35,041	New York City	Office	210,000	$444	13.15%
Preferred Equity	25,472	Los Angeles	Office	988,128	$233	3.65%
Mezzanine Loan	25,000	New York City	Office	200,000	$440	9.26%

Total	$689,704			$5,622,936		7.65%

(1) Net of unamortized fees, discounts, and reserves

(2) Does not reflect amortization of discount

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)						Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Mar-10		Dec-09	Sep-09	Jun-09	Mar-09	Rent ($’s)	100%	SLG	Tenants
					%	%		%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	98.2		96.9	97.5	98.0	97.2	13,945,128	2	1	59
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	96.6		97.6	99.0	99.0	99.0	24,861,528	3	2	24
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	98.5		94.8	94.8	99.6	99.4	46,407,948	6	4	31
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	90.8		91.4	97.3	97.3	98.6	14,523,108	2	1	63
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	86.6		85.1	89.2	90.5	91.8	20,920,560	3	2	84
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	93.8		94.1	96.0	96.8	96.7	63,556,068	9	6	219
461 Fifth Avenue (3)	Midtown	Leasehold Interest	1	200,000	1	98.8		98.8	98.8	98.8	95.4	15,553,824	2	1	18
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	93.9		96.8	96.8	96.8	92.6	49,400,376	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	96.4		98.9	98.9	99.1	99.1	31,299,852	4	3	12
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	97.5		97.5	97.9	99.1	99.1	13,622,808	2	1	14
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	99.6		99.8	99.7	97.3	97.6	44,021,352	6	4	27
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7		99.7	99.7	99.7	99.7	17,462,292	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	89.1		89.1	92.1	92.1	93.3	24,084,084	3	2	16
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	3	95.2		95.2	96.6	89.2	97.2	38,362,812	5	4	28
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	88.2		88.8	88.9	87.9	87.6	38,472,492	5	4	37
919 Third Avenue (2)	Grand Central North	Fee Interest	1	1,454,000	5	99.9		99.9	99.9	99.9	99.9	82,704,276		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	3	98.9		98.9	98.9	98.9	98.9	71,619,264	10	6	20
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	89.4		89.2	97.2	97.2	94.6	30,521,256	4	3	43
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8		99.8	99.8	99.8	99.8	61,721,184	8	6	2
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0		100.0	100.0	100.0	100.0	5,057,124	1	0	19

Subtotal / Weighted Average			20	13,436,800	43	95.9		96.0	97.0	97.0	97.1	$708,117,336	85	63	761

Adjustments
100 Church Street	Downtown	Fee Interest	1	1,047,500	3	43.4		—	—	—	—	18,938,016	3	2	9
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	41.5		41.5	41.5	95.5	100.0	7,039,884	1	1	1

Subtotal / Weighted Average			2	1,392,900	4	43.0		41.5	41.5	95.5	100.0	$25,977,900	4	3	10

Total / Weighted Average Manhattan Consolidated Properties			22	14,829,700	48	90.9		94.6	95.6	97.0	97.2	$734,095,236	88	66	771

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	83.7		84.3	83.7	81.5	75.7	44,972,124		2	35
521 Fifth Avenue - 50.1% (3)	Grand Central	Leasehold Interest	1	460,000	1	85.3		81.5	89.1	88.3	89.6	19,102,776		1	44
800 Third Avenue - 42.95%	Grand Central North	Fee Interest	1	526,000	2	72.6		96.1	96.1	98.7	98.7	22,645,404		1	29
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	90.7		94.3	93.6	93.7	93.7	151,664,688		7	19
1515 Broadway - 68.45%	Times Square	Fee Interest	1	1,750,000	6	97.9		98.0	98.0	94.5	95.4	86,759,352		6	9
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	8	100.0		100.0	100.0	100.0	100.0	102,945,936		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0		100.0	100.0	100.0	100.0	36,538,044		1	1

Total / Weighted Average Unconsolidated Properties			8	9,429,000	30	93.4		95.6	95.7	95.0	94.7	$464,628,324		22	138

Manhattan Grand Total / Weighted Average			30	24,258,700	78	91.9	(4)	95.0	95.7	96.2	96.2	$1,198,723,560			909
Manhattan Grand Total - SLG share of Annualized Rent												$926,866,597		88
Manhattan Same Store Occupancy % - Combined				22,865,800	94	94.8		95.8	96.5	96.2	96.1

Portfolio Grand Total			61	31,063,400	100	91.0		93.6	94.5	94.8	94.8	$1,386,770,455			1,337
Portfolio Grand Total - SLG Share of Annualized Rent												$1,045,324,401		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 51% interest in this consolidated joint venture asset.

(3) SL Green holds an option to acquire the fee interest on this building.

(4) Exluding 100 Church Street, which the Company took ownership of by foreclosure in January 2010, the occupancy is 94%.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09	Rent ($’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	2	80.3	88.2	89.3	89.3	89.3	12,351,348	2	1	29
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	1	93.2	93.2	93.2	93.2	92.4	4,377,708	1	0	10
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	1	65.6	67.0	67.0	67.0	67.5	2,298,660	0	0	11
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	1	81.7	86.4	78.4	78.4	78.4	5,777,559	1	1	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	1	93.5	93.5	93.5	94.6	95.7	6,824,964	1	1	8
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	1	57.7	56.4	82.1	82.1	82.1	3,432,480	0	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	0	96.6	96.6	94.7	92.7	92.7	3,795,072	1	1	9
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	1	96.1	100.0	100.0	100.0	100.0	12,856,560	2	2	13

Westchester, NY Subtotal/Weighted Average			13	2,135,100	8	83.2	86.5	88.5	88.7	88.9	51,714,351	7	7	93

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	3	84.2	81.2	84.9	83.9	83.3	19,390,890	3	2	101
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	0	84.5	84.5	100.0	100.0	100.0	2,821,668		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	1	95.4	97.4	97.4	97.4	97.4	6,573,019		0	7
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	1	87.2	87.2	85.8	84.4	84.9	5,486,079	1	1	20
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	0	92.2	92.8	95.3	95.3	95.3	1,961,892	0	0	20
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	0	54.3	54.3	56.0	65.6	71.3	2,237,124	0	0	18
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	0	83.2	83.2	83.2	83.2	83.2	3,876,024	1	0	10

Connecticut Subtotal/Weighted Average			12	1,727,900	5	83.8	82.7	85.8	86.0	86.2	42,346,696	5	3	181

Total / Weighted Average Consolidated Properties			25	3,863,000	13	83.5	84.8	87.3	87.5	87.8	$94,061,047	12	10	274

UNCONSOLIDATED PROPERTIES
“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	5	100.0	100.0	100.0	100.0	100.0	51,363,840		1	1
The Meadows - 50%	Rutherford, New Jersey	Fee Interest	2	582,100	2	84.7	84.9	85.3	82.6	83.0	12,074,436		1	53
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	1	84.0	84.1	83.3	81.5	81.1	9,259,464		0	64
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	2	95.1	92.8	96.2	97.7	97.6	21,288,108		0	36
Total / Weighted Average Unconsolidated Properties			6	2,941,700	10	94.2	93.7	94.5	94.1	94.1	$93,985,848		2	154

Suburban Grand Total / Weighted Average			31	6,804,700	23	88.1	88.7	90.4	90.3	90.4	$188,046,895			428
Suburban Grand Total - SLG share of Annualized Rent											$118,457,804		12
Suburban Same Store Occupancy % - Combined				6,804,700	100	88.1	88.7	90.4	90.3	90.4

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	10.7	10.7	—	—	—	$642,012	$40,126,600	1	1
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	10.4	7.7	20.6	17.5	17.5	176,112	14,480,514	1	4
141 Fifth Avenue - 50%	Flatiron	Fee Interest	1	21,500	3	77.6	100.0	77.6	68.5	100.0	2,411,940	17,779,331	4	3
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	100.0	16,018,584	144,655,760	5	1
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	23.7	23.7	23.7	23.7	23.7	2,001,912	7,490,827	4	2
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	49.0	49.0	49.0	51.0	54.8	844,296	46,371,961	1	7
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	6,284,520	23,349,965	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	15,600	2	100.0	100.0	100.0	100.0	100.0	3,856,164	47,913,211	7	2
379 West Broadway - 45% (2)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,889,020	22,020,161	6	5
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	15	75.8	75.8	75.8	75.8	77.7	19,217,016	278,698,158	21	7
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	5	10.8	10.8	10.8	10.8	10.8	273,336	9,714,174	1	1
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	17	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	21	1
Total / Weighted Average Retail/Development Properties			12	774,612	100	N/A	N/A	N/A	N/A	N/A	$75,709,912	$1,195,512,041	100	36

SELECTED PROPERTY DATA Manhattan Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09	Rent ($’s)	100%	SLG	Tenants
CONSOLIDATED PROPERTIES
“Same Store”
810 Seventh Avenue	Times Square	Fee Interest	692,000	9	88.2	88.8	88.9	87.9	87.6	38,472,492	19	15	15
919 Third Avenue	Grand Central North	Fee Interest (1)	1,454,000	19	99.9	99.9	99.9	99.9	99.9	82,704,276		16	2
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1,062,000	14	98.9	98.9	98.9	98.9	98.9	71,619,264	36	28	25
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	562,000	7	89.4	89.2	97.2	97.2	94.6	30,521,256	15	12	42

Total / Weighted Average Consolidated Properties			3,770,000	48	95.9	96.0	97.2	97.0	96.6	$223,317,288	71	70	84

Grand Total / Weighted Average			3,770,000	48	95.9	96.0	97.2	97.0	96.6	$223,317,288			84
Grand Total - SLG share of Annualized Rent										$182,792,193		70

Suburban Properties - Reckson Portfolio

			Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Sq. Feet	Sq. Feet	Mar-10	Dec-09	Sep-09	Jun-09	Mar-09	Rent ($’s)	100%	SLG	Tenants

CONSOLIDATED PROPERTIES
“Same Store”
1100 King Street - 1 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	100.0	100.0	100.0	100.0	100.0	2,451,468	1	1	1
1100 King Street - 2 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	79.4	79.4	79.4	79.4	79.4	2,105,652	1	1	4
1100 King Street - 3 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	73.0	73.0	79.9	79.9	79.9	1,703,400	1	1	4
1100 King Street - 4 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	73.4	96.9	96.9	96.9	96.9	1,766,280	1	1	9
1100 King Street - 5 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	77.6	79.9	79.9	79.9	79.9	1,972,992	1	1	8
1100 King Street - 6 Int’l Drive	Rye Brook, Westchester	Fee Interest	90,000	1	78.2	100.0	100.0	100.0	100.0	2,351,556	1	1	3
520 White Plains Road	Tarrytown, Westchester	Fee Interest	180,000	2	93.2	93.2	93.2	93.2	92.4	4,377,708	2	2	10
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	178,000	2	65.6	67.0	67.0	67.0	67.5	2,298,660	1	1	11
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	250,000	3	81.7	86.4	78.4	78.4	78.4	5,777,559	3	2	8
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	245,000	3	93.5	93.5	93.5	94.6	95.7	6,824,964	3	3	8
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	228,000	3	57.7	56.4	82.1	82.1	82.1	3,432,480	2	1	5
140 Grand Street	White Plains, Westchester	Fee Interest	130,100	2	96.6	96.6	94.7	92.7	92.7	3,795,072	2	1	9
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	384,000	5	96.1	100.0	100.0	100.0	100.0	12,856,560	6	5	13
680 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	133,000	2	84.5	84.5	100.0	100.0	100.0	2,821,668		1	5
750 Washington Avenue	Stamford, Connecticut	Fee Interest (1)	192,000	2	95.4	97.4	97.4	97.4	97.4	6,573,019		1	7
1055 Washington Avenue	Stamford, Connecticut	Leasehold Interest	182,000	2	87.2	87.2	85.8	84.4	84.9	5,486,079	3	2	20

Total / Weighted Average Consolidated Properties			2,642,100	34	84.5	87.2	89.5	89.4	89.5	$66,595,117	29	24	125

UNCONSOLIDATED PROPERTIES

“Same Store”

One Court Square - 30%	Long Island City, New York	Fee Interest	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,363,840		6	1

Total / Weighted Average Unconsolidated Properties			1,402,000	18	100.0	100.0	100.0	100.0	100.0	$51,363,840		6	1

Grand Total / Weighted Average			4,044,100	52	89.9	91.7	93.2	93.1	93.2	$117,958,957			126
Grand Total - SLG share of Annualized Rent										$77,400,872		30

Reckson Portfolio Grand Total			7,814,100	100	92.8	93.7	95.1	95.0	94.8	$341,276,245			210
Portfolio Grand Total - SLG Share of Annualized Rent										$260,193,065	100	100

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 750 Washington Blvd & Court Square	Various	4,451,237	$174,363,120	(1)	$39.17	12.6%	$85,215,732	8.2%	A-1
Viacom International, Inc.	1515 Broadway	2010, 2015 & 2020 (3)	1,287,430	70,970,952		$55.13	5.1%	48,579,617	4.6%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,150,207	60,581,388		$52.67	4.4%	60,581,388	5.8%	A+
Morgan Stanley & Co. Inc.	1221 Avenue of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	661,644	49,059,888		$74.15	3.5%	21,971,706	2.1%	A-1
Random House, Inc.	1745 Broadway	2018	644,598	36,538,044		$56.68	2.6%	11,787,173	1.1%	BBB
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	36,446,748		$62.14	2.6%	18,587,841	1.8%
Omnicom Group, Inc.	220 East 42nd Street & 420 Lexington Avenue	2010, 2011 & 2017	496,876	20,077,248		$40.41	1.4%	20,077,248	1.9%	A-
Societe Generale	1221 Avenue of the Americas	Various	486,663	29,674,392		$60.98	2.1%	13,353,476	1.3%	A+
The McGraw Hill Companies, Inc.	1221 Avenue of the Americas	Various	420,329	23,335,016		$55.52	1.7%	10,500,757	1.0%	A
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,729,476		$40.06	1.0%	13,729,476	1.3%
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	10,549,488		$36.88	0.8%	10,549,488	1.0%	BBB-
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	16,127,064		$59.89	1.2%	16,127,064	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2021	263,186	14,654,520		$55.68	1.1%	7,473,805	0.7%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	256,811	7,572,240		$29.49	0.5%	7,572,240	0.7%	A
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2015 & 2016	250,857	12,215,832		$48.70	0.9%	11,324,950	1.1%	AA-
New York Presbyterian Hospital	28 West 44th Street & 673 First Avenue	2021	238,798	9,008,556		$37.72	0.6%	9,008,556	0.9%
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,652,708		$37.78	0.6%	8,652,708	0.8%
BMW of Manhattan	555 West 57th Street	2022	227,782	5,039,772		$22.13	0.4%	5,039,772	0.5%
Sonnenschein, Nath & Rosenthal	1221 Avenue of the Americas	Various	191,825	13,309,284		$69.38	1.0%	5,989,178	0.6%
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2013, 2015 & 2017	187,484	11,481,804		$61.24	0.8%	11,481,804	1.1%
Amerada Hess Corp.	1185 Avenue of the Americas	2027	182,529	11,663,772		$63.90	0.8%	11,663,772	1.1%	BBB-
Fuji Color Processing Inc.	200 Summit Lake Drive	2013	165,880	5,006,328		$30.18	0.4%	5,006,328	0.5%	AA-
King & Spalding	1185 Avenue of the Americas	2025	159,858	9,417,936		$58.91	0.7%	9,417,936	0.9%
National Hockey League	1185 Avenue of the Americas	2022	148,216	11,051,064		$74.56	0.8%	11,051,064	1.1%
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2016, 2021 & 2026	146,917	6,323,892		$43.04	0.5%	6,323,892	0.6%
Banque National De Paris	919 Third Avenue	2016	145,834	8,343,660		$57.21	0.6%	4,255,267	0.4%
The Segal Company	333 West 34th Street	2025	144,307	7,086,541		$49.11	0.5%	7,086,541	0.7%
Draft Worldwide	919 Third Avenue	2013	141,260	8,116,272		$57.46	0.6%	4,139,299	0.4%	B+
News America Incorporated	1185 Avenue of the Americas	2020	138,294	11,660,040		$84.31	0.8%	11,660,040	1.1%	BBB+
Allen & Overy LLP	1221 Avenue of the Americas	2016	136,945	12,432,708		$90.79	0.9%	5,594,719	0.5%

Total			14,439,365	$714,489,753	(1)	$49.48	51.5%	$473,802,837	45.3%

Wholly Owned Portfolio + Allocated JV Properties			31,063,400	$1,386,770,455	(1)	$44.64		$1,045,324,401

(1) - Reflects the net rent of $39.07 PSF for the 388-390 Greenwich Street lease.  If this lease were included on a gross basis, Citigroup’s total  PSF annualized rent would be $49.22.

Total PSF annualized rent for the largest tenants would be $52.58 and Total PSF annualized rent for the Wholly Owned Portfolio + Allocated JV properties would be $46.08.

(2) - 53% of Portfolio’s largest tenants have investment grade credit ratings. 34% of SLG Share of annualized rent is derived from these tenants.

(3) - 2010 expiration represents 20,000 SF retail space expiring on 4/30/10.

TENANT DIVERSIFICATION

Manhattan and Suburban Properties	TENANT DIVERSIFICATION

Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/09			1,159,892

Add: Acquired Vacancies	100 Church Street		614,518

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	3	7,968	8,235	$40.48
	485 Lexington Avenue	1	27,250	27,250	$62.39
	100 Park Avenue	2	15,650	15,856	$51.52
	555 West 57th Street	1	23,650	23,650	$36.29
	1221 Sixth Avenue	2	92,600	92,600	$76.17
	19 West 44th Street	3	7,026	7,129	$47.26
	28 West 44th Street	2	4,678	5,561	$51.26
	521 Fifth Avenue	1	4,629	5,131	$51.57
	800 Third Avenue	4	302,164	302,477	$50.41
	810 Seventh Avenue	1	15,500	15,500	$60.36
	1350 Avenue of the Americas	5	23,413	24,182	$59.37
	420 Lexington Avenue	10	24,800	29,960	$47.11
	Total/Weighted Average	35	549,328	557,531	$55.02

Retail
	1515 Broadway	1	2,488	1,656	$313.69
	625 Madison Avenue	1	8,550	8,550	$58.65
	120 West 45th Street	1	4,383	4,383	$58.31
	Total/Weighted Average	3	15,421	14,589	$87.50

Storage
	1515 Broadway	1	120	120	$33.71
	220 East 42nd Street	1	356	343	$29.14
	100 Park Avenue	1	140	140	$21.84
	800 Third Avenue	1	1,500	1,500	$20.00
	Total/Weighted Average	4	2,116	2,103	$22.40

	Total Space became Available during the Quarter
	Office	35	549,328	557,531	$55.02
	Retail	3	15,421	14,589	$87.50
	Storage	4	2,116	2,103	$22.40
		42	566,865	574,223	$55.73

	Total Available Space		2,341,275

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/10				2,341,275

Office
	317 Madison Avenue	5	4.3	13,856	15,330	$40.43	$39.52	$7.28	1.4
	220 East 42nd Street	1	16.6	41,575	44,034	$36.00	$38.90	$35.00	11.0
	100 Park Avenue	1	0.4	9,656	10,889	$50.00	$48.29	$—	—
	19 West 44th Street	5	5.5	10,605	11,556	$37.68	$47.57	$34.43	1.1
	28 West 44th Street	1	5.3	2,770	2,841	$38.00	$44.58	$19.39	3.0
	521 Fifth Avenue	2	8.8	22,222	24,118	$43.09	$72.04	$65.11	2.3
	800 Third Avenue	10	10.2	178,844	199,259	$45.71	$45.94	$27.22	7.2
	810 Seventh Avenue	2	6.1	11,516	12,657	$50.77	$52.59	$19.75	4.7
	1350 Avenue of the Americas	5	10.3	24,617	25,783	$58.50	$61.09	$63.88	15.3
	420 Lexington Avenue	7	3.8	20,063	24,518	$36.86	$51.94	$2.04	0.6
	Total/Weighted Average	39	9.6	335,724	370,985	$44.46	$47.79	$29.78	6.7

Retail
	317 Madison Avenue	1	10.5	500	504	$250.00	$—	$—	6.0
	100 Park Avenue	1	10.0	990	990	$74.00	$—	$311.62	5.0
	100 Church Street	1	20.8	21,965	21,965	$48.42	$—	$6.98	11.0
	625 Madison Avenue	2	2.7	7,147	7,147	$92.63	$—	$—	1.4
	Total/Weighted Average	5	16.1	30,602	30,606	$62.89	$—	$15.09	8.5

Storage
	1515 Broadway	1	5.0	120	120	$33.95	$33.71	$—	—
	220 East 42nd Street	1	2.0	847	800	$25.00	$—	$—	—
	800 Third Avenue	1	10.0	1,500	1,500	$20.00	$20.00	$19.17	—
	420 Lexington Avenue	2	5.5	603	1,030	$25.00	$29.77	$—	—
	Total/Weighted Average	5	6.6	3,070	3,450	$23.14	$24.22	$8.33	—

Leased Space
	Office (3)	39	9.6	335,724	370,985	$44.46	$47.79	$29.78	6.7
	Retail	5	16.1	30,602	30,606	$62.89	$—	$15.09	8.5
	Storage	5	6.6	3,070	3,450	$23.14	$24.22	$8.33	—
	Total	49	10.1	369,396	405,041	$45.67	$47.63	$28.49	6.8

Total Available Space as of 3/31/10				1,971,879

Early Renewals
Office
	100 Park Avenue	1	10.0	9,929	10,985	$53.00	$51.72	$10.00	4.0
	19 West 44th Street	2	6.8	3,287	3,333	$44.14	$46.17	$10.95	—
	609 Fifth Avenue	1	10.4	9,963	10,498	$62.75	$58.76	$11.00	5.0
	420 Lexington Avenue	4	7.2	91,028	105,520	$44.30	$44.50	$27.33	1.7
	Total/Weighted Average	8	7.7	114,207	130,336	$46.52	$46.30	$24.14	2.1

Storage
	420 Lexington Avenue	1	10.2	734	844	$25.00	24.32	$—	—
	Total/Weighted Average	1	10.2	734	844	$25.00	$24.32	$—	—

Renewals
	Early Renewals Office	8	7.7	114,207	130,336	$46.52	$46.30	$24.14	2.1
	Early Renewals Storage	1	10.2	734	844	$25.00	$24.32	$—	—
	Total	9	7.7	114,941	131,180	$46.38	$46.16	$23.98	2.1

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $44.44/rsf for 354,689 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $45.00/rsf for 485,025 rentable SF.

Leasing Activity - Suburban Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 12/31/09			804,841

Space which became available during the Quarter (A):
Office

	1100 King Street - 4 Int’l Drive	3	21,104	21,104	$34.40
	1100 King Street - 5 Int’l Drive	1	2,107	2,107	$27.81
	1100 King Street - 6 Int’l Drive	2	19,598	19,598	$27.05
	115-117 Stevens Avenue	1	2,443	2,443	$23.86
	100 Summit Lake Drive	2	13,775	13,775	$30.59
	360 Hamilton Avenue	2	15,086	15,086	$32.14
	1 Landmark Square	1	4,585	4,585	$30.81
	3 Landmark Square	1	3,060	3,060	$37.79
	5 Landmark Square	1	2,983	2,983	$27.28
	300 Main Street	1	768	768	$21.36
	680 Washington Boulevard	1	15,014	15,014	$39.52
	750 Washington Boulevard	1	3,839	3,839	$38.50
	1010 Washington Boulevard	1	642	642	$25.13
	1055 Washington Boulevard	1	4,281	4,281	$36.58
	The Meadows	5	38,643	38,643	$25.62
	Jericho Plaza	1	2,867	2,867	$33.93
	16 Court Street	2	1,936	1,909	$35.64
	Total/Weighted Average	27	152,731	152,704	$30.80

Retail
	4 Landmark Square	1	771	771	$16.00
	Total/Weighted Average	1	771	771	$16.00

Storage
	The Meadows	1	10,941	10,941	$3.62
	Total/Weighted Average	1	10,941	10,941	$3.62

	Total Space became Available during the Quarter
	Office	27	152,731	152,704	$30.80
	Retail	1	771	771	$16.00
	Storage	1	10,941	10,941	$3.62
		29	164,443	164,416	$28.92

	Total Available Space		969,284

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges.

(A)  Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 3/31/10				969,284

Office
	100 Summit Lake Drive	1	2.0	2,042	2,042	$25.00	$29.18	$3.00	—
	500 Summit Lake Drive	1	4.0	2,944	2,944	$21.25	$—	$42.00	2.0
	1 Landmark Square	2	3.7	5,577	5,577	$26.27	$32.22	$6.55	2.1
	5 Landmark Square	1	10.0	2,983	2,983	$30.00	$27.28	$—	—
	6 Landmark Square	1	10.7	5,154	5,154	$32.75	$—	$56.85	7.0
	680 Washington Boulevard	1	15.5	15,014	15,014	$41.00	$39.52	$60.00	12.0
	1010 Washington Boulevard	1	1.0	642	642	$25.00	$25.13	$—	—
	1055 Washington Boulevard	1	0.5	4,281	4,281	$17.00	$36.58	$—	—
	The Meadows	6	4.7	37,517	37,517	$23.28	$25.55	$1.00	4.7
	Jericho Plaza	1	4.3	4,100	4,299	$31.00	$53.26	$10.00	—
	16 Court Street	2	4.2	1,656	1,806	$30.16	$—	$29.09	0.5
	Total/Weighted Average	18	6.8	81,910	82,259	$27.77	$31.42	$18.15	5.0

Retail
	4 Landmark Square	1	5.0	771	771	$16.00	$16.00	$—	—
	Jericho Plaza	1	10.0	12,582	12,582	$30.65	$—	$31.15	14.0
	Total/Weighted Average	2	9.7	13,353	13,353	$29.80	$16.00	$29.35	13.2

Storage
	The Meadows	1	14.8	10,941	10,941	$3.62	$3.62	$—	29.5
	Jericho Plaza	2	10.0	827	747	$18.00	$15.29	$—	—
	Total/Weighted Average	3	14.5	11,768	11,688	$4.54	$4.37	$—	27.6

Leased Space
	Office (3)	18	6.8	81,910	82,259	$27.77	$31.42	$18.15	5.0
	Retail	2	9.7	13,353	13,353	$29.80	$16.00	$29.35	13.2
	Storage	3	14.5	11,768	11,688	$4.54	$4.37	$—	27.6
	Total	23	8.0	107,031	107,300	$25.49	$27.40	$17.57	8.5

Total Available Space as of 3/31/10				862,253

Early Renewals
Office
	1100 King Street - 5 Int’l Drive	1	0.5	4,040	4,472	$34.00	$30.51	$—	—
	200 Summit Lake Drive	1	5.3	24,743	24,743	$26.50	$31.87	$3.25	—
	360 Hamilton Avenue	2	9.0	44,752	44,752	$28.87	$34.73	$11.93	3.8
	1 Landmark Square	1	5.3	1,902	1,902	$30.00	$32.48	$2.00	3.0
	500 West Putnam Avenue	1	4.1	1,207	1,207	$37.50	$37.24	$5.00	1.0
	The Meadows	2	7.5	11,957	11,957	$24.94	$25.39	$7.58	7.1
	Jericho Plaza	4	7.1	40,932	40,932	$31.84	$32.86	$5.07	1.3
	16 Court Street	1	5.0	1,850	2,707	$24.00	$23.81	$—	—
	Total/Weighted Average	13	7.1	131,383	132,672	$29.16	$32.40	$6.95	2.4

Storage
	5 Landmark Square	1	5.0	200	200	$7.50	7.50	$—	—
	Total/Weighted Average	1	5.0	200	200	$7.50	$7.50	$—	—

Renewals
	Early Renewals Office	13	7.1	131,383	132,672	$29.16	$32.40	$6.95	2.4
	Early Renewals Storage	1	5.0	200	200	$7.50	$7.50	$—	—
	Total	14	7.1	131,583	132,872	$29.12	$32.36	$6.94	2.4

(1) Annual Base Rent.

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges.

(3) Average starting office rent excluding new tenants replacing vacancies is $27.44/rsf for 69,259 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $28.57/rsf for 201,931 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	29	107,444	0.77%	$4,654,716	$43.32	$53.54		4	33,913	0.39%	$1,652,964	$48.74	$59.50
In 2nd Quarter 2010	33	311,049	2.24%	$12,827,988	$41.24	$44.90		9	88,767	1.02%	$7,403,496	$83.40	$94.78
In 3rd Quarter 2010	34	136,097	0.98%	$6,788,076	$49.88	$58.19		5	33,792	0.39%	$1,806,804	$53.47	$59.19
In 4th Quarter 2010	30	265,618	1.91%	$14,036,484	$52.84	$51.07		3	9,066	0.10%	$339,108	$37.40	$54.92

Total 2010	126	820,208	5.91%	$38,307,264	$46.70	$50.24		21	165,538	1.89%	$11,202,372	$67.67	$78.11

In 1st Quarter 2011	35	278,547	2.01%	$16,196,856	$58.15	$52.02		4	69,439	0.79%	$3,093,324	$44.55	$54.97
In 2nd Quarter 2011	31	136,025	0.98%	$7,212,804	$53.03	$78.77		—	—	—	—	—	—
In 3rd Quarter 2011	29	194,654	1.40%	$11,516,640	$59.16	$50.89		3	45,839	0.52%	$2,648,148	$57.77	$51.56
In 4th Quarter 2011	20	163,946	1.18%	$8,878,512	$54.16	$55.33		4	74,616	0.85%	$3,364,764	$45.09	$65.85

Total 2011	115	773,172	5.57%	$43,804,812	$56.66	$57.14		11	189,894	2.17%	$9,106,236	$47.95	$58.42

2012	119	810,612	5.84%	$42,381,240	$52.28	$54.09		18	114,296	1.31%	$6,222,648	$54.44	$58.00
2013	102	1,404,879	10.12%	$70,653,180	$50.29	$51.09		10	870,622	9.96%	$55,501,380	$63.75	$68.33
2014	65	853,786	6.15%	$44,810,568	$52.48	$53.43		16	246,774	2.82%	$18,680,112	$75.70	$78.84
2015	58	640,460	4.62%	$31,171,236	$48.67	$52.40		19	1,539,088	17.61%	$81,384,984	$52.88	$56.22
2016	41	967,980	6.98%	$52,468,680	$54.20	$60.35		9	238,644	2.73%	$17,837,844	$74.75	$65.94
2017	60	1,778,766	12.82%	$93,015,588	$52.29	$53.60		4	59,653	0.68%	$3,550,920	$59.53	$56.38
2018	27	537,704	3.87%	$40,514,412	$75.35	$71.01		16	1,309,110	14.98%	$86,680,416	$66.21	$76.17
2019	21	568,655	4.10%	$32,538,396	$57.22	$56.63		7	231,877	2.65%	$15,809,808	$68.18	$64.74
Thereafter	70	4,720,984	34.02%	$244,429,860	$51.78	$56.42		20	1,140,335	13.05%	$55,705,668	$48.85	$66.65

	804	13,877,206	100.00%	$734,095,236	$52.90	$55.53		151	6,105,831	69.86%	$361,682,388	$59.24	$66.49

							(4)	2	2,634,670	30.14%	$102,945,936
								153	8,740,501	100.00%	$464,628,324

(1) Includes month to month holdover tenants that expired prior to 3/31/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup’s net lease at 388-390 Greenwich Street which expires in 2020, current net rent is $39.07/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2010 Weighted Average Asking Rent $/psf

In 1st Quarter 2010 (1)	19	148,102	4.83%	$3,050,052	$20.59	$19.36	3	19,151	0.72%	$661,212	$34.53	$34.21
In 2nd Quarter 2010	13	70,647	2.30%	$2,040,084	$28.88	$28.82	7	25,741	0.97%	$690,084	$26.81	$28.51
In 3rd Quarter 2010	16	108,043	3.52%	$3,158,688	$29.24	$35.24	3	9,255	0.35%	$296,592	$32.05	$29.55
In 4th Quarter 2010	16	151,317	4.93%	$4,527,396	$29.92	$30.45	5	22,757	0.85%	$941,988	$41.39	$31.62

Total 2010	64	478,109	15.58%	$12,776,220	$26.72	$27.86	18	76,904	2.89%	$2,589,876	$33.68	$30.97

1st Quarter 2011	17	138,664	4.52%	$4,327,464	$31.21	$35.80	4	18,342	0.69%	$496,560	$27.07	$26.31
2nd Quarter 2011	17	293,063	9.55%	$9,111,288	$31.09	$35.43	7	17,024	0.64%	$663,468	$38.97	$30.29
3rd Quarter 2011	16	74,303	2.42%	$2,524,200	$33.97	$34.16	5	26,863	1.01%	$936,492	$34.86	$30.31
4th Quarter 2011	10	17,233	0.56%	$486,552	$28.23	$31.15	5	41,283	1.55%	$1,232,640	$29.86	$29.59

Total 2011	60	523,263	17.05%	$16,449,504	$31.44	$35.21	21	103,512	3.88%	$3,329,160	$32.16	$29.31

2012	28	221,656	7.22%	$7,342,404	$33.13	$34.98	22	232,094	8.71%	$8,298,084	$35.75	$33.24
2013	37	423,835	13.81%	$14,407,392	$33.99	$32.27	20	90,252	3.39%	$2,807,268	$31.10	$36.57
2014	26	248,519	8.10%	$7,615,068	$30.64	$30.95	26	288,579	10.83%	$10,116,264	$35.06	$32.85
2015	22	257,171	8.38%	$8,174,335	$31.79	$32.15	12	97,238	3.65%	$3,044,016	$31.30	$33.93
2016	19	378,978	12.35%	$10,939,188	$28.86	$32.48	6	88,032	3.30%	$2,831,616	$32.17	$32.75
2017	6	54,265	1.77%	$1,695,876	$31.25	$31.78	6	59,173	2.22%	$2,236,992	$37.80	$33.34
2018	7	125,833	4.10%	$4,339,932	$34.49	$34.92	4	61,523	2.31%	$2,158,512	$35.08	$32.93
2019	8	202,916	6.61%	$6,106,308	$30.09	$30.96	6	38,432	1.44%	$1,361,208	$35.42	$34.62
Thereafter	11	154,471	5.03%	$4,214,820	$27.29	$33.73	11	1,528,872	57.38%	$55,212,852	$36.11	$36.91

	288	3,069,016	100.00%	$94,061,047	$30.65	$32.27	152	2,664,611	100.00%	$93,985,848	$35.27	$35.22

(1) Includes month to month holdover tenants that expired prior to 3/31/10.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2010	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington Avenue	Operating Sublease	Grand Central	1,188,000	83.0	93.8	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	89.1	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th Street - 65% JV	Fee Interest	Midtown West	941,000	100.0	96.4	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th Street - remaining 35%	Fee Interest	Midtown West	—		96.4	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	83.7	$192,000,000
2001 Acquisitions
Jun-01	317 Madison Avenue	Fee Interest	Grand Central	450,000	95.0	86.6	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	97.9	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	98.5	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	98.8	$60,900,000
Dec-03	1221 Avenue of the Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	90.7	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	98.2	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	95.2	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	93.9	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	99.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	90.8	$105,000,000
Apr-05	1 Madison Avenue - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Avenue Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street - remaining 65%	Fee Interest	Midtown	—		98.2	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	85.3	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	97.5	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		93.9	$578,000,000
Dec-06	800 Third Avenue - 42.95% JV	Fee Interest	Grand Central North	526,000	96.9	72.6	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	97.0	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	41.5	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000
2010 Acquisition
Jan-10	100 Church Street	Fee Interest	Downtown	1,047,500	41.3	43.4	$181,600,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01 the Company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the Company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2010	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	92.2	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	N/A	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	86.3	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	83.2	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	95.1	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	54.3	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	83.2	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	84.0	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	10.4	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	84.7	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1997 - Suburban

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)
2008 Sales
Oct-08	100 & 120 White Plains Road	Fee Interest	Tarrytown, Westchester	311,000	$48,000,000	$154

2009 Sales
Aug-09	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	$20,767,307	$143

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	3/31/2010	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Flatiron	21,500	90.0	77.6	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	23.7	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	75.8	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	49.0	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	49.0	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison Avenue	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Avenue South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
Oct-08	1372 Broadway (5)	Fee Interest	Penn Station/Garment	508,000	$274,000,000	$539
				1,517,000	$744,000,000	$490

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

(5) Company sold a 15% JV interest in the property at an implied $274.0mm sales price.

SUPPLEMENTAL DEFINITIONS

Adjusted EBITDA is calculated by adding income taxes, loan loss reserves and our share of joint venture depreciation and amortization to EBITDA.

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Bank of America - Merrill Lynch	James C. Feldman	(212) 449-6339	james_feldman@ml.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Andrew Rosivach	(415) 249-7942	andrew.rosivach@credit-suisse.com
Deutsche Bank	John Perry	(212) 250-4912	john.perry@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	(212) 446-9462	ssakwa@isigrp.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Robert Stevenson	(212) 857-6168	robert.stevenson@macquarie.com
Morgan Stanley	Chris Caton	(415) 576-2637	chris.caton@morganstanley.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	Ross T. Nussbaum	(212) 713-2484	ross.nussbaum@ubs.com
Wells Fargo Securities, LLC	Brendan Maiorana	(443) 263-6516	brendan.maiorana@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.